Exhibit 10.12

LIVEVOX HOLDINGS, INC.

PERFORMANCE STOCK UNIT AWARD AGREEMENT

Participant:	[•]

Participant ID:	[•]

Grant Date:	[•]

Grant Number:	[•]

No. of Performance-Based Restricted Stock Units (“PSUs”) Awarded:	[•]

Vesting Commencement Date:	[•]

Time-Vesting Schedule:

Proportion of PSUs Vested	Time-Vesting Date
[•]	[•]
[•]	[•]

Performance-Vesting Schedule:

Performance Tranche	VWAP Hurdle	Proportion of PSUs Vested
Tranche 1	[•]	[•]
Tranche 2	[•]	[•]
Tranche 3	[•]	[•]

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THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date, is entered into by and between LiveVox Holdings, Inc., a Delaware corporation (the “Company”), and the Participant. Capitalized terms used herein without definition have the meanings ascribed to such terms in the LiveVox Holdings, Inc. 2021 Equity Incentive Plan (the “Plan”).

WHEREAS, the Plan provides for the grant of Restricted Stock Units; and

WHEREAS, the Administrator has determined that it would be in the best interests of the Company and its stockholders to grant the Participant Restricted Stock Units on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:

1. Grant of Performance Stock Units.

(a) Grant. The Company hereby grants to the Participant an award of [•] PSUs on the terms and subject to the conditions set forth in this Agreement.

(b) Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.

2. Vesting.

(a) General. Subject to Section 2(b) and 2(c), the PSUs shall be subject to both time- and performance-based vesting conditions and shall only be deemed fully vested when both time-vested and performance-vested in accordance with the terms hereof.

(i) Time-Vesting. The PSUs shall time vest as set forth in the Time-Vesting Schedule above, subject to the Participant’s Continuous Service from the Grant Date through the applicable vesting date (each applicable vesting date, a “Time-Vesting Date”). If the number of PSUs that vest on a particular Time-Vesting Date includes any fractional PSUs, such fractional portion shall not vest on such Time-Vesting Date and shall instead vest on the next applicable Time-Vesting Date.

(ii) Performance-Vesting. As set forth in the Performance-Vesting Schedule Above, the PSUs shall be divided into Performance Tranches, with the PSUs subject to each Performance Tranche becoming performance-vested if, for any 20 trading days out of 30 consecutive trading days beginning after the Grant Date, the volume-weighted average price per Share (the “VWAP”) over such period is greater than the applicable VWAP Hurdle. If the number of PSUs that vest in a particular Performance Tranche includes any fractional PSUs, such fractional portion shall not vest with such Performance Tranche and shall instead vest in the last Performance Tranche. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of the PSUs, then the Administrator may equitably adjust the VWAP Hurdles to the extent the Administrator deems necessary to prevent enlargement or dilution of the Participant’s rights with respect to the PSUs.

(b) Termination of Service. If the Participant incurs a termination of Continuous Service for any reason, any unvested PSUs shall be forfeited without consideration by the Participant.

(c) Change in Control. Upon the occurrence of a Change in Control, any outstanding PSUs shall be treated as set forth in Section 13(c) of the Plan.

3. Settlement. Subject to Section 5, the Company shall issue one Share to the Participant for each PSU that becomes vested hereunder within 30 days following the date on which such PSU becomes vested.

4. Dividend Equivalents; Rights as Stockholder. Until such time as the PSUs have been settled pursuant to Section 3, the Participant shall have no rights as a stockholder, including, without limitation, any right to dividends or other distributions or any right to vote. Notwithstanding the foregoing, if the Company declares any dividend the record date of which occurs while the PSUs are outstanding, the Participant shall be credited a Dividend Equivalent in an amount and form equal to the dividend that would have been paid on the Shares underlying the PSUs had such Shares been outstanding on such record date. Any such Dividend Equivalents shall be subject to the same vesting conditions applicable to the underlying PSU with respect to which they accrue, and shall, if the underlying PSU vests, be paid no later than 30 days following the applicable vesting date.

5. Taxes. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local, and foreign taxes of any kind that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule, or regulation with respect to the PSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. [Unless otherwise determined by the Company, in its sole discretion, any statutorily required withholding obligation with regard to the Participant shall be satisfied by reducing the amount of Shares otherwise deliverable to the Participant hereunder]1 [Unless otherwise determined by the Company, in its sole discretion, any statutorily required withholding obligation with regard to the Participant shall be satisfied by the Company effectuating a broker-assisted sale of the number of Shares otherwise deliverable to the Participant hereunder necessary to comply with such withholding obligation and the Participant remitting the proceeds of such sale to the Company]2.

6. Non-Transferability. The PSUs may not, at any time prior to being settled, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company.

[1]	Note to Draft: To be included for Section 16 individuals and other select individuals, as determined by the Company.
[2]	Note to Draft: To be included for all individuals who are not covered by Note 1.

7. Restrictions. The Participant has read and understands the restrictions, limitations, and the Company’s rights set forth in the Plan and this Agreement that will be imposed on the PSUs and any Shares issued in respect of the PSUs.

(a) Non-Reliance. The Participant has not relied upon any oral representation made to the Participant relating to the PSUs or the Shares or upon information presented in any promotional meeting or material relating to the PSUs.

(b) Legends. The Participant understands and acknowledges that any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger, or other form of reorganization or recapitalization) when issued shall bear any legends that may be required by applicable federal and state securities laws, this Agreement, or the Plan. The Administrator reserves the right to account for Shares through book-entry or other electronic means rather than the issuance of stock certificates.

8. Miscellaneous.

(a) Compliance with Laws. The grant of PSUs and the issuance of Shares hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation, or exchange requirement applicable thereto.

(b) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, and heirs of the Participant.

(c) No Waiver; Amendment. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach. Subject to Section 18 of the Plan, this Agreement may be amended or modified only by a written instrument executed by the Participant and the Company.

(d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(e) No Right to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of the Company or its subsidiaries or shall interfere with or restrict in any way the right of the Company or its subsidiaries to remove, terminate, or discharge the Participant at any time for any reason whatsoever.

(f) Clawback. The PSUs granted under this Agreement shall be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Administrator may impose such other clawback, recovery, or recoupment provisions as the Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of a termination for Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate thereof.

(g) Unfunded Plan. The award of PSUs is unfunded and the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Shares pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.

(h) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations with respect thereto.

(i) Bound by the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the Plan and this Agreement, this Agreement shall control.

(j) Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(k) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday, or holiday in the state in which the Company’s principal executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday, or holiday.

(l) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(m) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

(n) Section 409A of the Code. It is intended that the PSUs granted pursuant to this Agreement and the provisions of this Agreement be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be electronically signed by its duly authorized representative and the Participant, by clicking the “ACCEPT” button, has hereby electronically accepted and acknowledged as of the date first written above this Agreement and its underlying Award subject to all of their terms and conditions. The Participant also acknowledges receipt of the Plan and corresponding Plan summary.

[Electronic Acceptance Page to Performance-Based Restricted Stock Unit Award Agreement]